                                  EXHIBIT 4.7

RECORDING REQUESTED BY, AND
WHEN RECORDED, MAIL TO:

James W. Daniels, Esq.
Latham & Watkins
650 Town Center Drive, Suite 2000
Costa Mesa, California 92626

INSTRUCTIONS TO COUNTY RECORDER:

Index this instrument as an
Amendment to Mortgage.

-------------------------------------------------------------------------------


                             SUBURBAN WATER SYSTEMS

                                       TO

                           FIRST TRUST OF CALIFORNIA,

                             NATIONAL ASSOCIATION,

                                    TRUSTEE

-------------------------------------------------------------------------------


                       THIRD AMENDMENT AND SUPPLEMENT TO

                  INDENTURE OF MORTGAGE DATED OCTOBER 1, 1986


          [This instrument is an amendment to an Indenture which is a mortgage of both real and personal property, including chattels, and also constitutes, among other things, a security agreement creating a security interest in personal property. Such Indenture contains after-acquired property provisions.]

     THIS THIRD AMENDMENT AND SUPPLEMENT TO INDENTURE OF MORTGAGE AND DEED OF TRUST DATED OCTOBER 1, 1986 (the "Third Amendment"), is made and entered into as of October 9, 1996, by and between SUBURBAN WATER SYSTEMS, a California
           -
corporation formerly known as Southwest Suburban Water (herein, the "Company"), and FIRST TRUST OF CALIFORNIA, National Association, a national banking association, as trustee (herein, the "Trustee"), with respect to the following:

                                    RECITALS
                                    --------

     A. The Company and the Trustee are parties to a certain Indenture of Mortgage and Deed of Trust dated October 1, 1986 (the "Original Indenture"), which Original Indenture was recorded on November 17, 1986, as Instrument No. 86-1574184 in the Official Records of the County of Los Angeles, State of California, and was recorded on November 17, 1986, as Instrument No. 86-563570 in the Official Records of the County of Orange, State of California.

     B. The Original Indenture was amended pursuant to that certain First Amendment and Supplement to Indenture of Mortgage and Deed of Trust Dated October 1, 1986 (the "First Amendment"), dated as of February 7, 1990, and recorded on April 12, 1990, as Instrument No. 90-694089 in the Official Records of the County of Los Angeles, State of California, and was recorded on May 8, 1990, as Instrument No. 90-241742 in the Official Records of the County of Orange, State of California and further amended pursuant to that certain Second Amendment and Supplement to Indenture of Mortgage Dated October 1, 1986 (the "Second Amendment"), dated as of January 24, 1992, and recorded on February 14, 1992, as Instrument No. 92-260829 in the Official Records of the County of Los Angeles, State of California, and was recorded on February 14, 1992, as Instrument No. 92-091620 in the official records of the County of Orange, State of California. The Original Indenture, as amended and supplemented by the First Amendment and the Second Amendment, is hereinafter referred to as the "Existing Indenture," and the Existing Indenture as amended and supplemented by this Third Amendment is hereinafter referred to as the "Indenture."

     C. The Company has requested that the Trustee enter into this Third Amendment setting forth the terms and conditions of the issuance of certain Bonds in the aggregate principal amount of $8,000,000, which Bonds shall be issued as "Series C" under and pursuant to the Indenture.

     D. The Company has duly authorized the creation, execution and delivery of the Series C Bonds, and all things have been done which are necessary to make the Series C Bonds, when executed by the Company and authenticated and delivered by the Trustee under the Indenture and duly issued by the Company, the valid and binding obligations of the Company, and to constitute the Indenture a valid mortgage and deed of trust and a security agreement and contract for the security of the Bonds (including, without limitation, the Series C Bonds), in accordance with the terms of the Bonds and the Indenture. In addition, all other instruments and actions required pursuant to law and pursuant to the requirements of the Existing Indenture for the Trustee to execute and deliver this Third Amendment have been duly delivered or taken.

                                   AMENDMENT
                                   ---------


     IN CONSIDERATION OF the foregoing recitals and pursuant to the authority granted under Section 13.01 of the Indenture [Supplemental Indentures Without
                                              -------------------------------
Consent of Bondholders], the Company and the Trustee agree that the Existing
----------------------
Indenture shall be amended in the following respects:

     1.   DEFINITIONS.  All terms used in this Third Amendment with initial
          -----------
capital letters and not defined herein shall have the meanings given in the Existing Indenture.

     2.   ORIGINAL ISSUANCE OF SERIES C BONDS.  There is hereby added to the
          -----------------------------------
Existing Indenture a new Article, to be entitled Article XVII and which shall read in its entirety as follows:

                                 "ARTICLE XVII

                       "TERM AND ISSUE OF SERIES C BONDS
                        --------------------------------

"SECTION 17.01.     SPECIFIC TITLE, TERMS AND FORMS.
                    -------------------------------

     "There shall be a third series of Bonds entitled

                            "`First Mortgage Bonds,
                     "Series C 7.61%, Due October 20, 2006'

(herein called the "Series C Bonds"). The forms thereof shall be substantially as set forth in Article II with such insertions, omissions, substitutions and variations as may be determined by the officers executing the same as evidenced by their execution thereof to reflect the applicable terms of the Series C Bonds established by this Article. The precise form of the Series C Bonds shall be as set forth in an exhibit to the Bond Purchase Agreement (the "Purchase Agreement") pursuant to which the Series C Bonds are sold and the Trustee is authorized to refer to such Purchase Agreement when any Series C Bonds are presented to the Trustee for authentication.

     "The Stated Maturity of the Series C Bonds shall be October 20, 2006 and the aggregate principal amount thereof which may be authenticated and delivered and Outstanding is limited to $8,000,000.

     "The Series C Bonds may be issued only as registered Bonds in denominations of $1,000 and any multiple thereof. The Series C Bonds shall bear interest from the later of the initial issuance of the Series C Bonds or the most recent Interest Payment Date to which interest has been paid or duly provided for. The Series C Bonds shall bear interest payable semi-annually on April 20 and October 20 of each year (the Interest Payment Dates of the Series C Bonds), at the rate of 7.61% per annum until the principal thereof shall be paid or duly provided for; PROVIDED that interest on any overdue principal, overdue
                   --------
Redemption Price, and (to the extent permitted by applicable law) overdue interest, shall accrue at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) 8.61% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. In no event shall the interest payable on any Series C Bonds (including any interest on overdue interest or any overdue Redemption Price) exceed the maximum amount which the Holder thereof may legally collect under the then applicable usury law. In the event that it is hereafter determined by a court of competent jurisdiction that the interest payable under any Series C Bond (including any interest on any overdue Redemption Price or overdue interest) is in excess of the amount which the Holder thereof may legally collect under the then applicable usury law, then
(i) all interest actually paid (including any interest on any overdue interest or overdue Redemption Price) in excess of the maximum amount legally collectible by such Holder shall be applied to the payment of principal of such Series C Bond or, if all principal shall previously have been paid, promptly repaid by such Holder to the Company, and (ii) interest on such Series C Bond (including any interest on overdue interest or any overdue Redemption Price) subsequent to the date of such determination shall be reduced to the maximum amount which it is determined that the Holder may collect under the then applicable usury law.

     "Notwithstanding the provisions of Section 5.05 [Deposit of Redemption
                                                      ---------------------
Price] the principal and the Redemption Price of, and the interest on, the
-----
Series C Bonds shall be payable by crediting, before 12:00 noon, New York time, by federal funds bank wire transfer, the account of each Bondholder of the Series C Bonds in any bank in the United States as may be designated in a written notice to the Company by such Bondholder, or in such other manner as may be directed, or to such other address in the United States as may be designated, in writing by such Bondholder. The addresses on Annex 1 to the Purchase Agreement with respect to the initial purchasers of the Series C Bonds shall be deemed to constitute notice, direction or designation (as appropriate) to the Company with respect to direct payments to such purchasers as aforesaid. With regard to any Series C Bond, the bank designated pursuant to this paragraph with respect to such Series C Bond shall be the Place of Payment in respect of such Series C Bond.

     "The Regular Record Date referred to in Section 2.10 [Payment of Interest
                                                           -------------------
on Bonds: Interest Rights Preserved] for the payment of the interest payable on
-----------------------------------
the Series C Bonds, and punctually paid or duly provided for, on any Interest Payment Date shall be the 15th day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date.

     "If any payment due on, or with respect to, any Series C Bonds shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; PROVIDED that if all or any portion of such payment shall consist of a
     --------
payment of interest, for purposes of calculating such interest, such payment shall not be deemed to have been originally due on such first following Business Day, and such interest shall accrue and be payable only to the Interest Payment Date.

"SECTION 17.02.     EXCHANGEABILITY.
                    ---------------

     "Subject to Section 2.08 [Registration, Transfer and Exchange], all Series
                               -----------------------------------
C Bonds shall be fully interchangeable, and, upon surrender at the office or agency of the Company in a Place of Payment therefor, shall be exchangeable for other Series C Bonds of a different authorized denomination or denominations, as requested by the Holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, Series C Bonds whenever the same are required for any such exchange.

"SECTION 17.03.     REDEMPTION.
                    ----------

     "A. The Series C Bonds are subject to redemption, in whole or in part, before their Stated Maturity in the following events and in the manner provided in Article V [Redemption of Bonds]:
              -------------------

          "(1) at any time after issuance, at the option of the Company evidenced by a Board Resolution, at a Redemption Price equal to 100% of the principal amount of the Series C Bonds to be redeemed, together with the Make-Whole Amount at such time (as shall be calculated by the Company and specified to the Trustee two (2) business days prior to the date of Redemption) and interest accrued to the Redemption Date, on a Redemption Date specified by the Company in compliance with Section 5.02 [Election to Redeem; Notice to Trustee];
                                         -------------------------------------
and

          "(2) from moneys received by the Trustee as a result of a major casualty or condemnation as provided in Articles VII [Possession and Release of
                                                      -------------------------
Property] and VIII [Application of Trust Moneys], at a Redemption Price equal to
--------            ---------------------------
100% of the principal amount of Bonds to be redeemed, together with interest accrued to the Redemption Date, and on a Redemption Date that is the first date for which notice of redemption can be given by the Trustee as provided in
Article V [Redemption of Bonds].  For purposes of this Section 17.03 a "major"
           -------------------
casualty or condemnation is one in which either or both of (i) the compensation for, or proceeds of sale of, any part of the Trust Estate Taken by Eminent Domain, or (ii) the proceeds of insurance upon any part of the Trust Estate, is equal to or greater than $15,000,000.

     "B.  Notwithstanding the last sentence of the first paragraph of Section
5.04 [Notice of Redemption] and the first sentence of the second paragraph of
      --------------------
Section 1.04 [Notices to Bondholders; Waiver], the giving of notice of
              ------------------------------
redemption to each Holder of a Series C Bond, as provided in Section 5.04, shall be a condition precedent to the Company's right to redeem Series C Bonds in accordance with the foregoing clauses A(1) and A(2) of this Section 17.03.

     "C.  Notwithstanding the provisions of Section 5.03 [Selection by Trustee
                                                          --------------------
of Bonds To Be Redeemed], if there is more than one Holder of the Series C
-----------------------
Bonds, the aggregate principal amount of each required or optional partial redemption of the Series C Bonds shall be allocated in units of $100,000 or multiples thereof among the Holders of the Series C Bonds at the time Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Series C Bonds then Outstanding held by each such Holder of Series C Bonds, with adjustments, to the extent practicable, to equalize for any prior redemptions not in such proportion. For the purpose of this Section 17.03 only, any Series C Bonds reacquired by the Company shall be deemed to be outstanding and the Company shall be deemed to be the Holder thereof.

     "D.  Notwithstanding the second sentence of Section 5.06 [Bonds Payable on
                                                               ----------------
Redemption Date] or the provisions of Section 5.07 [Bonds Redeemed in Part], no
---------------                                     ----------------------
Holder of any Series C Bonds shall be required to surrender such Bond to any Person, or to file, or cause to be filed, with the Trustee any agreement or certificate required by Section 5.07, prior to receiving any payment thereon or in respect thereof; PROVIDED, HOWEVER, that upon payment of the principal or
                    --------  -------
Redemption Price and interest on and all other amounts in respect of such Series C Bond, the Holder thereof shall promptly thereafter surrender such Series C Bond to the Company. Any such Series C Bond so surrendered shall be cancelled and shall not be reissued, and no new Series C Bond shall be issued in lieu of such surrendered Series C Bond.

     "E.  The Series C Bonds may be redeemed from Trust Moneys, as provided in
Section 8.04 [Retirement of Bonds], or from moneys received by the Trustee as a
              -------------------
result of casualty or condemnation, as provided in Articles VII [Possession and
                                                                 --------------
Release of Property] and VIII [Application of Trust Moneys], but only at the
-------------------            ---------------------------
time, in the manner and at the Redemption Price specified in clauses (A)(1) and
(A)(2) of this Section 17.03. If the Series C Bonds, or any other Bonds having the benefit of a redemption provision substantially identical to that contained in Section 17.03A(2), shall be redeemed under Section 17.03A(2), then said Series C Bonds shall be redeemed pro rata with the Series A Bonds, Series B Bonds and any other Bonds having the benefit of a redemption provision substantially identical to that contained in Section 17.03A(2), in proportion, as nearly as practicable, to the respective unpaid principal amounts of all such Bonds Outstanding on the Redemption Date.

"SECTION 17.04.  PAYMENT OF OPTIONAL REDEMPTION PRICE.
                 ------------------------------------

     "If the giving of notice of optional redemption shall have been completed as required in Article V [Redemption of Bonds], the Series C Bonds or portions
                          -------------------
of such Series C Bonds specified in such notice shall become due and payable on the Redemption Date at the applicable Redemption Price set forth in Section
17.03. On and after the Redemption Date (unless the Company shall default in the payment of such Bonds on the Redemption Date) interest on the Series C Bonds or the portions of the Series C Bonds so called for redemption shall cease to accrue.

     "If any Holder of any Series C Bond which is redeemed in part only shall present such Bond to the Company, the Company shall execute and the Trustee shall authenticate and deliver to such Holder, at the expense of the Company, a new Series C Bond or Bonds in aggregate principal amount equal to the unredeemed portion of the Series C Bond so presented.

"SECTION 17.05.  AUTHENTICATION AND DELIVERY.
                 ---------------------------

     "Upon the execution and delivery of this Third Amendment, the Company shall execute and deliver to the Trustee, and the Trustee shall authenticate, the Series C Bonds and deliver them to the purchasers thereof as instructed by the Company.

     "Prior to the delivery by the Trustee of the Series C Bonds there shall be filed with the Trustee original executed counterparts of this Third Amendment, the Purchase Agreement, the Title Policies or commitments for issuance thereof and evidence of recording of this Third Amendment in the land records of Los Angeles and Orange Counties, California."

3.   CERTAIN AMENDMENTS TO DEFINITIONS.
     ---------------------------------

          (a) Make-Whole Amount Definitions.  Section 1.01 [Definitions] of the
              -----------------------------                 -----------
     Existing Indenture is hereby amended by restating certain of the definitions added to the Original Indenture by means of the Second Amendment. Each of the following definitions is amended to read, in their respective entireties, as follows:

          "`Make-Whole Amount' means, at any time, with respect to any
            -----------------
     prepayment of Series B Bonds being redeemed pursuant to Section 16.03A(1) or the maturity of which has been accelerated, or any prepayment of Series C Bonds being redeemed pursuant to Section 17.03A(l) or the maturity of which has been accelerated, the excess, if any, of (a) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar of principal if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate at such time from the respective dates on which they would have been payable; over (b) 100% of the principal amount of the Outstanding Series B or Series C Bonds, as applicable, being prepaid or being accelerated. If the Reinvestment Rate is equal to or higher than 9.09% in the case of the Series B Bonds, or 7.61% in the case of the Series C Bonds, as applicable, the Make-Whole Amount shall be zero."

         "`Remaining Dollar-Years' of any principal amount of Series B Bonds or
           ----------------------
     Series C Bonds, as applicable, at any time shall mean the amount obtained by (a) multiplying, for each scheduled payment date, (i) the remainder of
     (1) the aggregate amount of principal amount of the Series B Bonds or Series C Bonds, as applicable, that would have become due on such scheduled payment date if such prepayment or acceleration had not been made; minus
                                                                        -----
     (2) the aggregate amount of principal on the Series B Bonds or Series C Bonds, as applicable, scheduled to become due on such date after giving effect to such prepayment or acceleration; by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (b) totalling the products obtained in (a)."

          "`Statistical Release' means, at any time, the then most recently
            -------------------
     published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Holders of 66-2/3% in aggregate principal amount of the Series B Bonds or Series C Bonds, as applicable, then Outstanding."

          "`Weighted Average Life to Maturity' of the principal amount of Series
            ---------------------------------
     B Bonds or Series C Bonds, as applicable, being prepaid or accelerated shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal amount by the aggregate amount of such principal."

          (b) Section 1.01 Definition of Place of Payment.  The definition of
              -------------------------------------------
"Place of Payment" added to Section 1.01 [Definitions] of the Original Indenture
                                          -----------
by the Second Amendment is hereby amended to read, in its entirety, as follows:

          "`Place of Payment' means, (a) when used with respect to the Series A
            ----------------
Bonds (except as provided in clause (d) below), the place for payment of the principal and interest upon the Series A Bonds designated in Section 3.01; (b) when used with respect to the Series B Bonds (except as provided in clause (d) below), the place for payment of the principal, Make-Whole Amount, if any, and interest upon the Series B Bonds designated in Section 16.01; (c) when used with respect to the Series C bonds (except as provided in clause (d) below), the place for payment of the principal, Make-Whole Amount, if any, and interest upon the Series C Bonds designated in Section 17.01; and (d) with respect to any exchange of Series A Bonds pursuant to Section 3.02 [Exchangeability], with
                                                     ---------------
respect to any exchange of Series B Bonds pursuant to Section 16.02 [Exchangeability], with respect to any exchange of Series C Bonds pursuant to
 ---------------
Section 17.02 [Exchangeability] and with respect to Bonds of any other series
               ---------------
means a city or any political subdivision thereof in which the Company is by this Indenture required to maintain an office or agency for the payment of the principal of or interest on the Bonds of such series."

          (c) Section 1.01 Definition of Permitted Encumbrances.  Clause (1) of
              -------------------------------------------------
the definition of "Permitted Encumbrances" contained in Section 1.01 [Definitions] of the Original Indenture, as previously amended and restated by
------------
the Second Supplement, is hereby amended to read, in its entirety, as follows:

          "(1) (a) as to the property specifically described in Granting Clause First and Exhibit 'A' as of February 20, 1992, all matters shown as exceptions to the Title Policies; and (b) as to all other property, restrictions, exceptions, reservations, conditions, limitations, interests or other matters which either (i) (A) fall into one of the categories in (2)-(10) of this definition and (B) do not materially detract from the value of the property affected thereby and do not materially impair the use of such property for purposes for which it is held by the Company or (ii) are approved by the Holders of 66 2/3% or more in aggregate principal amount of Bonds of each Series then Outstanding;"

          (d) Section 4.02(B) Requested Use of Bondable Capacity.  The following
              --------------------------------------------------
passages of the Original Indenture are amended as follows:

              (i) The Phrase "seventy percent (70%)" appearing in clause (2)(f) of Section 4.02B of the Existing Indenture is amended to read "sixty-six and two-thirds percent (66 2/3%)"; and

              (ii) The phrase "seventy percent (70%)" appearing in the instructions between item 6 and item 7 in the form of Summary Certificate of Bondable Capacity contained in Section 4.02B of the Existing Indenture is amended to read "sixty-six and two-thirds percent (66 2/3%)."

          (e) Section 4.02 Bondable Property Definition.   The definition of
              -----------------------------------------
"Bondable Property" contained in Section 4.02A [Issuance of Additional Bonds (or
                                                --------------------------------
Withdrawal of Cash) Upon Basis of Bondable Capacity] of the Existing Indenture
---------------------------------------------------
is hereby amended and restated in its entirety to read as follows:

          "Bondable Property means all Property Additions, and all property owned by the Company on the Cut-Off Date which would constitute Property Additions if acquired after that date, but Bondable Property shall not include any Excepted Property. To the extent the Company at any time has or acquires any property subject to any lien not permitted by this Indenture, interpreted in accordance with this Section 4.02, the Company shall not include any such property as "Bondable Property" or as a "Property Addition," or otherwise as property of the Company, in any calculation of Bondable Capacity during such time as such lien remains on such property; provided however, that compliance with the terms of this definition of Bondable Property shall not excuse, cure or waive the occurrence of any Default or Event of Default continuing at such time by virtue of the existence of such lien."

          (f) Section 4.02 Property Additions Definition.   The definition of
              ------------------------------------------
"Property Additions" contained in Section 4.02A [Issuance of Additional Bonds
                                                 ----------------------------
(or Withdrawal of Cash) Upon Basis of Bondable Capacity] of the Existing
-------------------------------------------------------
Indenture is hereby amended restating subsection "(8)" and adding a new subsection "(9)" thereof, such subsections "(8)" and "(9)" to read, in their entireties, as follows:

          "(8) Any plant or system or other property in which the Company shall acquire only a leasehold interest or, unless the same shall be movable physical personal property which the Company has the right to remove, any betterments, extensions or improvements or additions of, upon or to any plant or system or other property in which the Company shall own only a leasehold interest; or"

          "(9) Any property acquired or held by the Company at any time subject to any lien not permitted by the Indenture during such time as such lien remains on such property."

     4.   REPLACEMENT OF MUTILATED, DESTROYED, LOST AND STOLEN BONDS.  The
          ----------------------------------------------------------
proviso in lines 5 through 7 of the first paragraph of Section 2.09 [Mutilated,
                                                                     ----------
Destroyed, Lost and Stolen Bonds] of the Existing Indenture is hereby amended to
--------------------------------
add thereto the words "or Series C Bond" immediately after the words "Series B Bond."

     5.   NOTICE OF REDEMPTION OF SERIES A BONDS.
          --------------------------------------

          (a) Section 3.03E.  Section 3.03E of the Original Indenture, as
              -------------
previously amended and restated by the Second Amendment, is hereby amended and restated to read, in its entirety, as follows:

              "E. The Series A Bonds may be redeemed from Trust Moneys, as provided in Section 8.04 [Retirement of Bonds], or from moneys received by the
                          -------------------
Trustee as a result of casualty or condemnation, as provided in Articles VII [Possession and Release of Property] and VIII [Application of Trust Moneys], but
 ----------------------------------            ---------------------------
only at the time, in the manner and at the Redemption Price specified in clauses
(A)(1) and (3) of this Section 3.03. If the Series A Bonds, or any other Bonds having the benefit of a redemption provision substantially identical to that contained in Section 3.03A(3), shall be redeemed under Section 3.03A(3), then said Series A Bonds shall be redeemed pro rata with the Series B Bonds, the Series C Bonds and any other Bonds having the benefit of a redemption provision substantially identical to that contained in Section 3.03A(3) in proportion, as nearly as practicable, to the respective unpaid principal amounts of all such Bonds Outstanding on the Redemption Date."

     6.   COVENANTS.  In consideration of and in connection with the issuance of
          ---------
the Series C Bonds, the Company makes the following additional covenants in favor of the Series C Bondholders (but not the Series A Bondholders, the Series B Bondholders or the Bondholders of any subsequent series of Bonds, if any):

          (a) Dividend Covenant.  Section 6.14 [Payment of Dividends] of the
              -----------------                 --------------------
Existing Indenture is hereby amended by adding the following to the end of the first paragraph thereof:

          "In addition to the foregoing, for so long as any of the Series C Bonds are Outstanding the Company will not declare or make or incur any liability to make any Distribution in respect of the common stock of the Company if, immediately after giving effect to the proposed Distribution, the aggregate amount of Distributions in respect of its common stock made during the period subsequent to June 30, 1991 would exceed: the sum of (a) $4,000,000, plus (b) 95% of the aggregate Net Income (or 100% of Net Income if Net Income shall be a deficit) accrued subsequent to June 30, 1991."

          (b) Financial Reports to Series C Bondholders.  Article VI [Covenants]
              -----------------------------------------               ---------
of the Existing Indenture is hereby amended by adding thereto a new Section, to be entitled Section 6.16 and to read in its entirety as follows:


"SECTION 6.16. FINANCIAL REPORTS TO SERIES C BONDHOLDERS.

     "For so long as any of the Series C Bonds are Outstanding, the Company shall furnish to each of the Series C Bondholders at their addresses for notices pursuant to Section 1.04 [Notices to Bondholders; Waiver] all financial
                          ------------------------------
statements and information, notices, reports and other information required pursuant to, and otherwise comply with each of, the provisions of Section 4.1 (together with any successor provision, and as such provision or successor provision may be amended from time to time) of the Purchase Agreement pursuant to which the Series C Bonds were originally sold, which provisions are incorporated by reference herein, mutatis mutandis, with the same effect as if
                                  ----------------
set forth herein."

     7.   POWERS EXERCISABLE NOTWITHSTANDING DEFAULT.
          ------------------------------------------

          (a) Section 7.04.  Section 7.04 [Powers Exercisable Notwithstanding
              ------------                 ----------------------------------
Default] of the Original Indenture, as previously amended and restated by the
-------
Second Amendment, is hereby amended to read, in its entirety, as follows:

          "While in possession of all or substantially all of the Trust Estate (other than any cash and securities constituting part of the Trust Estate and deposited with the Trustee), the Company may exercise the powers conferred upon it in the Sections of this Article even though it is prohibited from doing so while a Default exists as provided therein, if (i) the Holders of not less than 66-2/3% in principal amount of the Series A Bonds then Outstanding, (ii) the Holders of not less than 66-2/3% in principal amount of the Series B Bonds then Outstanding, (iii) the Holders of not less than 66-2/3% in principal amount of the Series C Bonds then outstanding and (iv) the Holders of not less than 66-2/3% in principal amount of all other Bonds then Outstanding (as a group), in each case by Act of such Bondholders, shall consent to such action, in which event none of the instruments required to be furnished to the Trustee under any of such Sections as a condition to the exercise of such powers need state that no Default exists as provided therein."

          (b) Section 8.07.  Section 8.07 [Powers Exercisable Notwithstanding
              ------------                 ----------------------------------
Default] of the Original Indenture, as previously amended and restated by the
-------
Second Amendment, is hereby amended to read, in its entirety, as follows:

          "While in possession of all or substantially all of the Trust Estate (other than any cash and securities constituting part of the Trust Estate and deposited with the Trustee), the Company may do any of the things enumerated in Sections 8.02 [Withdrawal on Basis of Bondable Capacity] to
                                  ----------------------------------------
     8.06 [Amounts Under $100,000], inclusive, which it is prohibited from doing
           ----------------------
     while a Default exists as provided therein, if (i) the Holders of not less than 66-2/3% in principal amount of the Series A Bonds then Outstanding, (ii) the Holders of not less than 66-2/3% in principal amount of the Series B Bonds then Outstanding, (iii) the Holders of not less than 66-2/3% in principal amount of the Series C Bonds then Outstanding, and (iv) the Holders of not less than 66-2/3% in principal amount of all other Bonds then Outstanding (as a group), in each case by Act of such Bondholders, shall consent to such action, in which event any Certificate filed under any of said Sections shall omit any statement to the effect that no Default exists as provided thereunder."

     8.   EVENTS OF DEFAULT.  Section 9.01 [Events of Default] of the Existing
          -----------------                 -----------------
Indenture is hereby amended by adding thereto a new subsection 9.01 D, to read in its entirety as follows:

     "D. `Event of Default' with respect to the Series C Bonds only means any one of the events specified in clause A of this Section 9.01 or any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          "(1) Principal or Premium Payments -- the Company fails to make any
               -----------------------------
payment of principal or Make-Whole Amount on any Series C Bond when such payment is due;

          "(2) Interest Payments -- the Company fails to make any payment of
               -----------------
interest on any Series C Bond within 5 days after the date such payment is due;

          "(3) Particular Covenant Defaults -- the Company fails to perform or
               ----------------------------
observe any covenant contained in Section 6.06, Section 6.09, Section 6.14, the last sentence of Section 6.12 or Article XII;

          "(4) Other Defaults - the Company fails to comply with any other
               --------------
provision of this Indenture or the Purchase Agreement pursuant to which the Series C Bonds were sold, and such failure continues for more than 30 days after such failure shall first become known to any officer of the Company;

          "(5) Warranties or Representations -- any warranty, representation or
               -----------------------------
other statement by the Company or by Southwest Water Company, a Delaware corporation, contained in this Indenture, the Purchase Agreement pursuant to which the Series C Bonds were sold or in any instrument or certificate furnished by the Company in compliance with this Indenture or the Purchase Agreement pursuant to which the Series C Bonds were sold is false or misleading in any material respect;

          "(6) Default on Indebtedness -- the Company fails to make any payment
               -----------------------
due on any indebtedness for borrowed money (including, without limitation, Bonds of any other series) in an amount aggregating in excess of $1,000,000, or any event shall occur or any conditions shall exist in respect of any such indebtedness of the Company, or under any agreement securing or relating to such indebtedness, the effect of which is (i) to cause (or permit any Holder of such indebtedness or a trustee to cause) such indebtedness, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment or (ii) to permit a trustee to elect a majority of the directors on the Board of Directors of the Company; and

          "(7) Undischarged Final Judgments - a final judgment or judgments for
               ----------------------------
the payment of money aggregating in excess of $100,000 is or are outstanding against the Company and any one of such judgments has been outstanding for more than thirty (30) days from the date of its entry and has not been discharged in full or stayed."

     9.   CONDEMNATION OF ENTIRE TRUST ESTATE.  The parenthetical phrase in
          -----------------------------------
lines 5 and 6 of Section 8.10 [Condemnation of Entire Trust Estate] of the
                               -----------------------------------
Original Indenture is hereby amended and restated in its entirety to read as follows:

"(other than the Series A Bonds, which shall only be redeemable pursuant to
Section 3.03 [Redemption], the Series B Bonds, which shall only be redeemable
              ----------
pursuant to Section 16.03 [Redemption] and the Series C Bonds, which shall only
                           ----------
be redeemable pursuant to Section 17.03 [Redemption])"
                                         ----------

     10.  NOTICE OF DEFAULTS.  The proviso set forth in lines 7 through 14 of
          ------------------
Section 10.02 [Notice of Defaults] of the Original Indenture is hereby amended
               ------------------
to add the words "or Series C Bonds" immediately after the words "Series B Bonds." The proviso set forth in the last four lines of Section 10.02 [Notice of
                                                                       ---------
Defaults] of the Original Indenture is hereby amended and restated to read in
--------
its entirety as follows:

     "PROVIDED, FURTHER, that in the case of any Default with respect to the Series A Bonds, Series B Bonds or Series C Bonds, the Trustee shall give written notice thereof to the Holders of, respectively, the Series A Bonds, Series B Bonds and Series C Bonds, as their names and addresses appear in the Bond Register, promptly after the Trustee has actual knowledge of such Default."

     11.  SUPPLEMENTAL INDENTURES WITH CONSENT OF BONDHOLDERS.  The proviso in
          ---------------------------------------------------
lines 4 through 7 of the second to last paragraph of Section 13.02 [Supplemental
                                                                    ------------
Indentures with the Consent of Bondholders] of the Original Indenture is hereby
------------------------------------------
amended and restated in its entirety to read as follows:

     ";PROVIDED, HOWEVER, that the Trustee shall not at any time make any such
       --------  -------
determination with respect to the Series A Bonds, Series B Bonds or Series C Bonds, respectively, without the prior written consent of the Holders of a majority in principal amount of, respectively, the Series A Bonds, Series B Bonds or Series C Bonds, as the case may be, Outstanding at such time."

     12.  EFFECTIVE DATE.  As used herein, the Effective Date of this Third
          --------------
Amendment shall be that date upon which an executed and acknowledged counterpart of this Third Amendment is recorded in the Office of the County Recorder of Los Angeles County, California.

     13.  INDENTURE IN EFFECT.  The Company and the Trustee agree and
          -------------------
acknowledge that the Existing Indenture, as amended and supplemented by this Third Amendment, remains in full force and effect in accordance with its terms.

     14.  COMPANY COVENANT TO PAY TRUSTEE FEES.  By its signature hereto, the
          ------------------------------------
Company covenants and agrees to pay the reasonable fees and costs of the Trustee incurred or charged in connection with the review and execution of this Third Amendment and all other instruments described in Recital D to this Third Amendment.

     15.  COUNTERPARTS AND INCLUSIONS IN INDENTURE.  This Third Amendment may be
          ----------------------------------------
executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Upon recordation of this Third Amendment in the office of the County Recorder of Los Angeles County, California, this Third Amendment shall be and become a part of the Indenture and shall be construed as a part thereof. By its signature hereto, the Trustee authorizes the Company to record executed and acknowledged counterparts of this Third Amendment in the Offices of the County Recorders of Los Angeles and Orange Counties, California.

     16.  SEPARABILITY CLAUSE.  In case any provision in this Third Amendment
          -------------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, and of the other provisions of the Indenture, shall not in any way be affected or impaired thereby.

     17.  GOVERNING LAW.  THIS THIRD AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE
          -------------
WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment and Supplement to Indenture of Mortgage and Deed of Trust Dated October 1, 1986, to be duly executed, with the Company's corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

                                SUBURBAN WATER SYSTEMS,
                                Mortgagor

(Seal)
                                By /s/ MICHAEL O. QUINN
                                  ---------------------------------------
                                Title:   President
                                      -----------------------------------


                                By /s/ DANIEL N. EVANS
                                  ---------------------------------------

                                Title: V. P. Finance & CFO
                                      -----------------------------------

                                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, as Trustee Mortgagee


                                By /s/ MARY LEE
                                  ---------------------------------------
                                  Authorized Officer

STATE OF CALIFORNIA             )
                                )  ss.
COUNTY OF LOS ANGELES           )

     On October 14, 1996, before me, Stephanie M. Curry, Notary Public, personally appeared Michael O. Quinn personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


                                         /s/ STEPHANIE M. CURRY
                                        -----------------------------------
                                        Notary Public



STATE OF CALIFORNIA             )
                                )  ss.
COUNTY OF LOS ANGELES           )

     On October 14, 1996, before me, Stephanie M. Curry, Notary Public, personally appeared Daniel N. Evans personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


                                         /s/   STEPHANIE M. CURRY
                                        ----------------------------------
                                        Notary Public

STATE OF CALIFORNIA             )
                                )  ss.
COUNTY OF LOS ANGELES           )

     On October 15, 1996, before me, Alicia M. Estrada, Notary Public, personally appeared Mary Lee personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


                                         /s/ ALICIA M. ESTRADA
                                        ----------------------------------
                                        Notary Public